Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	October 17, 2024

M&T Bank Corporation (NYSE:MTB) announces third quarter 2024 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $721 million or $4.02 of diluted earnings per common share.

(Dollars in millions, except per share data)	3Q24	2Q24	3Q23
Earnings Highlights
Net interest income	$1,726	$1,718	$1,775
Taxable-equivalent adjustment	13	13	15
Net interest income - taxable-equivalent	1,739	1,731	1,790
Provision for credit losses	120	150	150
Noninterest income	606	584	560
Noninterest expense	1,303	1,297	1,278
Net income	721	655	690
Net income available to common shareholders - diluted	674	626	664
Diluted earnings per common share	4.02	3.73	3.98
Return on average assets - annualized	1.37%	1.24%	1.33%
Return on average common shareholders' equity - annualized	10.26	9.95	10.99
Average Balance Sheet
Total assets	$209,581	$211,981	$205,791
Interest-bearing deposits at banks	25,491	29,294	26,657
Investment securities	31,023	29,695	27,993
Loans and leases, net of unearned discount	134,751	134,588	132,617
Deposits	161,505	163,491	162,688
Borrowings	15,428	16,452	12,585
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.62%	3.59%	3.79%
Efficiency ratio (1)	55.0	55.3	53.7
Net charge-offs to average total loans - annualized	.35	.41	.29
Allowance for credit losses to total loans	1.62	1.63	1.55
Nonaccrual loans to total loans	1.42	1.50	1.77
Common equity Tier 1 ("CET1") capital ratio (2)	11.54	11.45	10.95
Common shareholders' equity per share	$159.38	$153.57	$145.72

(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) September 30, 2024 CET1 capital ratio is estimated.

Financial Highlights

•M&T's capital position continues to strengthen as the CET1 capital ratio rose for the sixth consecutive quarter to an estimated 11.54% at September 30, 2024, representing a 9 basis point increase from 11.45% at June 30, 2024. M&T repurchased shares of its common stock for a total cost of $200 million, including the share repurchase excise tax, in the third quarter of 2024.
•Net interest margin of 3.62% in the recent quarter widened from 3.59% in the second quarter of 2024 reflecting higher yields on investment securities and lower funding costs led by a decline in brokered time deposits.
•Growth in average commercial and industrial loans and average consumer loans in the recent quarter was largely offset by a decline in average commercial real estate loans.
•A decline in average deposits in the third quarter of 2024 as compared with the second quarter of 2024 reflects lower average brokered time deposits. The decrease in average borrowings in the recent quarter from the second quarter of 2024 primarily reflects lower average short-term borrowings from the Federal Home Loan Bank ("FHLB") of New York.
•The decline in provision for credit losses in the recent quarter from the second quarter of 2024 reflects lower levels of criticized commercial real estate and commercial and industrial loans, partially offset by commercial and industrial and consumer loan growth.
•The level of nonaccrual loans improved to 1.42% of loans outstanding at September 30, 2024 from 1.50% at June 30, 2024.

Chief Financial Officer Commentary
"M&T’s positive earnings momentum, strong capital position and unyielding focus on delivering for our customers and the communities we serve have positioned the franchise for a strong finish to 2024. I am proud of how our employees have exhibited our core values as we execute on our strategic priorities."

- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations: Brian Klock 716.842.5138
Media Relations: Frank Lentini 929.651.0447

Third Quarter 2024 Results

Non-GAAP Measures (1)

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions, except per share data)	3Q24	2Q24	2Q24	3Q23	3Q23
Net operating income	$731	$665	10%	$702	4%
Diluted net operating earnings per common share	4.08	3.79	8	4.05	1
Annualized return on average tangible assets	1.45%	1.31%		1.41%
Annualized return on average tangible common equity	15.47	15.27		17.41
Efficiency ratio	55.0	55.3		53.7
Tangible equity per common share	$107.97	$102.42	5	$93.99	15

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Taxable-equivalent Net Interest Income

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
Average earning assets	$191,366	$193,676	-1%	$187,403	2%
Average interest-bearing liabilities	130,775	132,209	-1	121,388	8
Net interest income - taxable-equivalent	1,739	1,731	1	1,790	-3
Yield on average earning assets	5.82%	5.82%		5.62%
Cost of interest-bearing liabilities	3.22	3.26		2.83
Net interest spread	2.60	2.56		2.79
Net interest margin	3.62	3.59		3.79
Taxable-equivalent net interest income increased $8 million, or 1%, from the second quarter of 2024.
•Average loans and leases increased $163 million and the yield on those loans and leases was unchanged.
•Average investment securities increased $1.3 billion and the rates earned on those securities increased 9 basis points.
•Average interest-bearing deposits decreased $410 million and the rates paid on such deposits declined 2 basis points. Average brokered deposits declined $1.1 billion in the recent quarter.
•Average borrowings declined $1.0 billion and the rates paid on such borrowings were flat.
•Average interest-bearing deposits at banks decreased $3.8 billion.
Taxable-equivalent net interest income decreased $51 million, or 3%, compared with the year-earlier third quarter.
•Average interest-bearing deposits rose $6.5 billion and the rates paid on those deposits increased 34 basis points. Average brokered deposits declined $2.0 billion.

Third Quarter 2024 Results

•Average borrowings increased $2.8 billion and rates paid on such borrowings increased 40 basis points.
•Average interest bearing deposits at banks decreased $1.2 billion.
•Average investment securities and average loans and leases increased $3.0 billion and $2.1 billion, respectively.
•The yields earned on average investment securities and average loans and leases increased 56 basis points and 19 basis points, respectively.

Average Earning Assets

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
Interest-bearing deposits at banks	$25,491	$29,294	-13%	$26,657	-4%
Trading account	101	99	2	136	-26
Investment securities	31,023	29,695	4	27,993	11
Loans and leases, net of unearned discount
Commercial and industrial	59,779	58,152	3	54,567	10
Real estate - commercial	29,075	31,458	-8	34,288	-15
Real estate - consumer	22,994	23,006	—	23,573	-2
Consumer	22,903	21,972	4	20,189	13
Total loans and leases, net	134,751	134,588	—	132,617	2
Total earning assets	$191,366	$193,676	-1	$187,403	2

Average earning assets decreased $2.3 billion, or 1%, from the second quarter of 2024.
•Average interest-bearing deposits at banks decreased $3.8 billion reflecting purchases of investment securities and the run-off of brokered time deposits and short-term FHLB advances.
•Average investment securities increased $1.3 billion primarily due to purchases of fixed rate agency mortgage-backed and U.S. Treasury securities during the third quarter of 2024.
•Average loans and leases increased $163 million primarily reflective of growth in average commercial and industrial loans and leases of $1.6 billion and consumer loans of $931 million, partially offset by a decline in average commercial real estate loans of $2.4 billion. The growth in commercial and industrial loans spanned most industry types.

Average earning assets increased $4.0 billion, or 2%, from the year-earlier third quarter.
•Average interest-bearing deposits at banks decreased $1.2 billion reflecting purchases of investment securities, loan growth and a decline in average deposits, partially offset by higher levels of average borrowings.
•Average investment securities increased $3.0 billion reflecting purchases of fixed rate agency mortgage-backed and U.S. Treasury securities over the past nine months.
•Average loans and leases increased $2.1 billion predominantly due to higher average commercial and industrial loans and leases of $5.2 billion, reflecting lending activities to financial and insurance industry customers, motor vehicle and recreational finance dealers and to the services industry, and consumer loans of $2.7 billion reflecting higher average recreational finance and automobile loans, partially offset by a $5.2 billion and a $579 million decline in average commercial real estate loans and residential real estate loans, respectively.

Third Quarter 2024 Results

Average Interest-bearing Liabilities

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
Interest-bearing deposits
Savings and interest-checking deposits	$98,295	$95,955	2%	$89,274	10%
Time deposits	17,052	19,802	-14	19,528	-13
Total interest-bearing deposits	115,347	115,757	—	108,802	6
Short-term borrowings	4,034	4,962	-19	5,346	-25
Long-term borrowings	11,394	11,490	-1	7,240	57
Total interest-bearing liabilities	$130,775	$132,209	-1	$121,388	8

Brokered savings and interest-checking deposits	$8,831	$8,193	8%	$4,554	94%
Brokered time deposits	2,114	3,826	-45	8,398	-75
Total brokered deposits	$10,945	$12,019	-9	$12,952	-15
Average interest-bearing liabilities decreased $1.4 billion, or 1%, from the second quarter of 2024.
•Average borrowings decreased $1.0 billion predominantly due to lower average short-term borrowings from the FHLB of New York in the recent quarter.
•Average interest-bearing deposits decreased $410 million, reflective of a $1.1 billion decrease in average brokered deposits, partially offset by a $664 million increase in average non-brokered deposits.

Average interest-bearing liabilities increased $9.4 billion, or 8%, from the third quarter of 2023.
•Average interest-bearing deposits rose $6.5 billion reflecting an $8.5 billion increase in average non-brokered deposits as customers shifted funds into interest-bearing products amidst the rate environment, partially offset by a $2.0 billion decrease in average brokered deposits.
•Average borrowings increased $2.8 billion reflecting the issuances of senior notes and other long-term debt from the third quarter of 2023 through the third quarter of 2024, partially offset by lower average short-term borrowings.

Third Quarter 2024 Results

Provision for Credit Losses/Asset Quality

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
At end of quarter
Nonaccrual loans	$1,926	$2,024	-5%	$2,342	-18%
Real estate and other foreclosed assets	37	33	14	37	—
Total nonperforming assets	1,963	2,057	-5	2,379	-17
Accruing loans past due 90 days or more (1)	288	233	24	354	-19
Nonaccrual loans as % of loans outstanding	1.42%	1.50%		1.77%

Allowance for credit losses	$2,204	$2,204	—	$2,052	7
Allowance for credit losses as % of loans outstanding	1.62%	1.63%		1.55%

For the period
Provision for credit losses	$120	$150	-20	$150	-20
Net charge-offs	120	137	-12	96	24
Net charge-offs as % of average loans (annualized)	.35%	.41%		.29%

(1)Predominantly government-guaranteed residential real estate loans.

M&T recorded a provision for credit losses of $120 million in the third quarter of 2024 and $150 million in each of 2024's second quarter and 2023's third quarter. The lower provision for credit losses in the most recent quarter as compared with the second quarter of 2024 reflects a decline in commercial real estate and commercial and industrial criticized loans, partially offset by growth in certain sectors of M&T's commercial and industrial and consumer loan portfolios. Net charge-offs totaled $120 million in 2024's third quarter as compared with $137 million in 2024's second quarter and $96 million in the year-earlier quarter.
Nonaccrual loans were $1.9 billion at September 30, 2024, $98 million lower than at June 30, 2024 and $416 million lower than at September 30, 2023. The lower level of nonaccrual loans at the recent quarter end as compared with June 30, 2024 and September 30, 2023 was predominantly attributable to a decrease in commercial real estate nonaccrual loans.

Third Quarter 2024 Results

Noninterest Income

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
Mortgage banking revenues	$109	$106	3%	$105	4%
Service charges on deposit accounts	132	127	3	121	9
Trust income	170	170	—	155	9
Brokerage services income	32	30	2	27	16
Trading account and other non-hedging derivative gains	13	7	109	9	46
Gain (loss) on bank investment securities	(2)	(8)	—	—	—
Other revenues from operations	152	152	—	143	7
Total	$606	$584	4	$560	8
Noninterest income in the third quarter of 2024 increased $22 million, or 4%, from 2024's second quarter.
•Service charges on deposit accounts increased $5 million reflecting a rise in consumer and commercial service charges.
•Trading account and other non-hedging derivative gains increased $6 million reflecting an increase in the market value of supplemental executive retirement plan assets from favorable market conditions and increased activity related to interest rate swap agreements with commercial customers.
•The lower loss on bank investment securities of $6 million in the third quarter of 2024 as compared with the second quarter of 2024 reflected realized losses on sales of certain non-agency investment securities during the second quarter of 2024.
Noninterest income rose $46 million, or 8%, as compared with the year-earlier third quarter.
•Service charges on deposit accounts increased $11 million reflecting higher commercial service charges from pricing changes and increased customer usage of sweep products and a rise in consumer service charges.
•Trust income increased $15 million predominantly due to higher sales and fees from the Company's global capital markets business and improved market performance in the wealth management business.
•Brokerage services income rose $5 million predominantly due to higher annuity sales.
•Other revenues from operations rose $9 million reflecting higher letter of credit and other credit-related fees.

Third Quarter 2024 Results

Noninterest Expense

			Change 3Q24 vs.		Change 3Q24 vs.
(Dollars in millions)	3Q24	2Q24	2Q24	3Q23	3Q23
Salaries and employee benefits	$775	$764	1%	$727	7%
Equipment and net occupancy	125	125	—	131	-5
Outside data processing and software	123	124	-1	111	11
Professional and other services	88	91	-4	89	-2
FDIC assessments	25	37	-32	29	-14
Advertising and marketing	27	27	—	23	18
Amortization of core deposit and other intangible assets	12	13	—	15	-15
Other costs of operations	128	116	10	153	-16
Total	$1,303	$1,297	—	$1,278	2
Noninterest expense rose $6 million from the second quarter of 2024.
•Salaries and employee benefits expense increased $11 million predominantly reflecting the impact of one additional working day in the recent quarter.
•FDIC assessments decreased $12 million reflecting estimated special assessment expense of $5 million recorded in the second quarter of 2024, related to the FDIC's updated loss estimates associated with certain failed banks.
•Other costs of operations increased $12 million predominantly due to the Company's obligation under various agreements to share in losses stemming from certain litigation of Visa, Inc.
Noninterest expense increased $25 million, or 2%, from the third quarter of 2023.
•Salaries and employee benefits expense increased $48 million reflecting higher salaries expense from annual merit and other increases and a rise in incentive compensation, partially offset by lower employee staffing levels.
•Outside data processing and software rose $12 million due to higher software licensing fees and software maintenance expenses.
•Other costs of operations decreased $25 million as a result of lower losses associated with certain retail banking activities.

Third Quarter 2024 Results

Income Taxes
The Company's effective income tax rate was 20.7% in the third quarter of 2024, compared with 23.4% and 24.0% in the second quarter of 2024 and third quarter of 2023, respectively. The recent quarter income tax expense reflects a discrete tax benefit related to certain tax credits claimed on a prior year tax return.

Capital

	3Q24		2Q24	3Q23
CET1	11.54%	(1)	11.45%	10.95%
Tier 1 capital	13.08	(1)	13.23	12.27
Total capital	14.66	(1)	14.88	13.99
Tangible capital – common	8.83		8.55	7.78

(1)September 30, 2024 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $226 million and $47 million, respectively, for the quarter ended September 30, 2024. On August 15, 2024, M&T redeemed all outstanding shares of its Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock (Series E) at a redemption price of $350 million. The Company issued $750 million par value of Perpetual 7.5% Non-Cumulative Preferred Stock (Series J) in May 2024. In June 2024, the Federal Reserve released the results of its most recent supervisory stress tests. Based on those results, on October 1, 2024, M&T's stress capital buffer of 3.8% became effective.
The CET1 capital ratio for M&T was estimated at 11.54% as of September 30, 2024. M&T's total risk-weighted assets at September 30, 2024 are estimated to be $156 billion.
M&T repurchased 1,190,054 shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $166.40 resulting in a total cost, including the share repurchase excise tax, of $200 million. No share repurchases occurred in the second quarter of 2024 or third quarter of 2023.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ324. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday October 24, 2024 by calling (800) 757-4764, or (402) 220-7226 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services predominantly in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Third Quarter 2024 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; the impact of the People's United Financial, Inc. acquisition; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Third Quarter 2024 Results

Financial Highlights

	Three months ended			Nine months ended
	September 30,			September 30,
(Dollars in millions, except per share, shares in thousands)	2024	2023	Change	2024	2023	Change
Performance
Net income	$721	$690	5%	$1,907	$2,259	-16%
Net income available to common shareholders	674	664	2	1,805	2,180	-17
Per common share:
Basic earnings	4.04	4.00	1	10.83	13.09	-17
Diluted earnings	4.02	3.98	1	10.78	13.05	-17
Cash dividends	1.35	1.30	4	4.00	3.90	3
Common shares outstanding:
Average - diluted (1)	167,567	166,570	1	167,437	167,093	—
Period end (2)	166,157	165,970	—	166,157	165,970	—
Return on (annualized):
Average total assets	1.37%	1.33%		1.21%	1.48%
Average common shareholders' equity	10.26	10.99		9.47	12.33
Taxable-equivalent net interest income	$1,739	$1,790	-3	$5,162	$5,434	-5
Yield on average earning assets	5.82%	5.62%		5.79%	5.41%
Cost of interest-bearing liabilities	3.22	2.83		3.24	2.39
Net interest spread	2.60	2.79		2.55	3.02
Contribution of interest-free funds	1.02	1.00		1.03	.89
Net interest margin	3.62	3.79		3.58	3.91
Net charge-offs to average total net loans (annualized)	.35	.29		.39	.30
Net operating results (3)
Net operating income	$731	$702	4	$1,939	$2,295	-16
Diluted net operating earnings per common share	4.08	4.05	1	10.97	13.26	-17
Return on (annualized):
Average tangible assets	1.45%	1.41%		1.28%	1.57%
Average tangible common equity	15.47	17.41		14.51	19.70
Efficiency ratio	55.0	53.7		57.0	52.6

	At September 30,
Loan quality	2024	2023	Change
Nonaccrual loans	$1,926	$2,342	-18%
Real estate and other foreclosed assets	37	37	—
Total nonperforming assets	$1,963	$2,379	-17
Accruing loans past due 90 days or more (4)	$288	$354	-19
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$40	73
Accruing loans past due 90 days or more	269	269	—
Nonaccrual loans to total loans	1.42%	1.77%
Allowance for credit losses to total loans	1.62	1.55
Additional information
Period end common stock price	$178.12	$126.45	41
Domestic banking offices	957	967	-1
Full time equivalent employees	21,986	22,424	-2

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly residential real estate loans.

Third Quarter 2024 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions, except per share, shares in thousands)	2024	2024	2024	2023	2023
Performance
Net income	$721	$655	$531	$482	$690
Net income available to common shareholders	674	626	505	457	664
Per common share:
Basic earnings	4.04	3.75	3.04	2.75	4.00
Diluted earnings	4.02	3.73	3.02	2.74	3.98
Cash dividends	1.35	1.35	1.30	1.30	1.30
Common shares outstanding:
Average - diluted (1)	167,567	167,659	167,084	166,731	166,570
Period end (2)	166,157	167,225	166,724	166,149	165,970
Return on (annualized):
Average total assets	1.37%	1.24%	1.01%	.92%	1.33%
Average common shareholders' equity	10.26	9.95	8.14	7.41	10.99
Taxable-equivalent net interest income	$1,739	$1,731	$1,692	$1,735	$1,790
Yield on average earning assets	5.82%	5.82%	5.74%	5.73%	5.62%
Cost of interest-bearing liabilities	3.22	3.26	3.26	3.17	2.83
Net interest spread	2.60	2.56	2.48	2.56	2.79
Contribution of interest-free funds	1.02	1.03	1.04	1.05	1.00
Net interest margin	3.62	3.59	3.52	3.61	3.79
Net charge-offs to average total net loans (annualized)	.35	.41	.42	.44	.29
Net operating results (3)
Net operating income	$731	$665	$543	$494	$702
Diluted net operating earnings per common share	4.08	3.79	3.09	2.81	4.05
Return on (annualized):
Average tangible assets	1.45%	1.31%	1.08%	.98%	1.41%
Average tangible common equity	15.47	15.27	12.67	11.70	17.41
Efficiency ratio	55.0	55.3	60.8	62.1	53.7

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2024	2024	2024	2023	2023
Nonaccrual loans	$1,926	$2,024	$2,302	$2,166	$2,342
Real estate and other foreclosed assets	37	33	38	39	37
Total nonperforming assets	$1,963	$2,057	$2,340	$2,205	$2,379
Accruing loans past due 90 days or more (4)	$288	$233	$297	$339	$354
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$64	$62	$53	$40
Accruing loans past due 90 days or more	269	215	244	298	269
Nonaccrual loans to total loans	1.42%	1.50%	1.71%	1.62%	1.77%
Allowance for credit losses to total loans	1.62	1.63	1.62	1.59	1.55
Additional information
Period end common stock price	$178.12	$151.36	$145.44	$137.08	$126.45
Domestic banking offices	957	957	958	961	967
Full time equivalent employees	21,986	22,110	21,927	21,980	22,424

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4) Predominantly residential real estate loans.

Third Quarter 2024 Results

Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30,			September 30,
(Dollars in millions)	2024	2023	Change	2024	2023	Change
Interest income	$2,785	$2,641	5%	$8,319	$7,484	11%
Interest expense	1,059	866	22	3,195	2,091	53
Net interest income	1,726	1,775	-3	5,124	5,393	-5
Provision for credit losses	120	150	-20	470	420	12
Net interest income after provision for credit losses	1,606	1,625	-1	4,654	4,973	-6
Other income
Mortgage banking revenues	109	105	4	319	297	7
Service charges on deposit accounts	132	121	9	383	354	8
Trust income	170	155	9	500	521	-4
Brokerage services income	32	27	16	91	76	19
Trading account and other non-hedging derivative gains	13	9	46	29	38	-22
Gain (loss) on bank investment securities	(2)	—	—	(8)	—	—
Other revenues from operations	152	143	7	456	664	-31
Total other income	606	560	8	1,770	1,950	-9
Other expense
Salaries and employee benefits	775	727	7	2,372	2,273	4
Equipment and net occupancy	125	131	-5	379	387	-2
Outside data processing and software	123	111	11	367	323	14
Professional and other services	88	89	-2	264	314	-16
FDIC assessments	25	29	-14	122	87	40
Advertising and marketing	27	23	18	74	82	-10
Amortization of core deposit and other intangible assets	12	15	-15	40	47	-14
Other costs of operations	128	153	-16	378	417	-9
Total other expense	1,303	1,278	2	3,996	3,930	2
Income before taxes	909	907	—	2,428	2,993	-19
Income taxes	188	217	-13	521	734	-29
Net income	$721	$690	5%	$1,907	$2,259	-16%

Third Quarter 2024 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2024	2024	2024	2023	2023
Interest income	$2,785	$2,789	$2,745	$2,740	$2,641
Interest expense	1,059	1,071	1,065	1,018	866
Net interest income	1,726	1,718	1,680	1,722	1,775
Provision for credit losses	120	150	200	225	150
Net interest income after provision for credit losses	1,606	1,568	1,480	1,497	1,625
Other income
Mortgage banking revenues	109	106	104	112	105
Service charges on deposit accounts	132	127	124	121	121
Trust income	170	170	160	159	155
Brokerage services income	32	30	29	26	27
Trading account and other non-hedging derivative gains	13	7	9	11	9
Gain (loss) on bank investment securities	(2)	(8)	2	4	—
Other revenues from operations	152	152	152	145	143
Total other income	606	584	580	578	560
Other expense
Salaries and employee benefits	775	764	833	724	727
Equipment and net occupancy	125	125	129	134	131
Outside data processing and software	123	124	120	114	111
Professional and other services	88	91	85	99	89
FDIC assessments	25	37	60	228	29
Advertising and marketing	27	27	20	26	23
Amortization of core deposit and other intangible assets	12	13	15	15	15
Other costs of operations	128	116	134	110	153
Total other expense	1,303	1,297	1,396	1,450	1,278
Income before taxes	909	855	664	625	907
Income taxes	188	200	133	143	217
Net income	$721	$655	$531	$482	$690

Third Quarter 2024 Results

Condensed Consolidated Balance Sheet

	September 30,
(Dollars in millions)	2024	2023	Change
ASSETS
Cash and due from banks	$2,216	$1,769	25%
Interest-bearing deposits at banks	24,417	30,114	-19
Trading account	102	137	-25
Investment securities	32,327	27,336	18
Loans and leases, net of unearned discount:
Commercial and industrial	61,012	54,891	11
Real estate - commercial	28,683	33,741	-15
Real estate - consumer	23,019	23,448	-2
Consumer	23,206	20,275	14
Total loans and leases, net	135,920	132,355	3
Less: allowance for credit losses	2,204	2,052	7
Net loans and leases	133,716	130,303	3
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	107	162	-34
Other assets	10,435	10,838	-4
Total assets	$211,785	$209,124	1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,344	$53,787	-12%
Interest-bearing deposits	117,210	110,341	6
Total deposits	164,554	164,128	—
Short-term borrowings	2,605	6,731	-61
Accrued interest and other liabilities	4,167	4,946	-16
Long-term borrowings	11,583	7,123	63
Total liabilities	182,909	182,928	—
Shareholders' equity:
Preferred	2,394	2,011	19
Common	26,482	24,185	9
Total shareholders' equity	28,876	26,196	10
Total liabilities and shareholders' equity	$211,785	$209,124	1%

Third Quarter 2024 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in millions)	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$2,216	$1,778	$1,695	$1,731	$1,769
Interest-bearing deposits at banks	24,417	24,792	32,144	28,069	30,114
Trading account	102	99	99	106	137
Investment securities	32,327	29,894	28,496	26,897	27,336
Loans and leases, net of unearned discount:
Commercial and industrial	61,012	60,027	57,897	57,010	54,891
Real estate - commercial	28,683	29,532	32,416	33,003	33,741
Real estate - consumer	23,019	23,003	23,076	23,264	23,448
Consumer	23,206	22,440	21,584	20,791	20,275
Total loans and leases, net	135,920	135,002	134,973	134,068	132,355
Less: allowance for credit losses	2,204	2,204	2,191	2,129	2,052
Net loans and leases	133,716	132,798	132,782	131,939	130,303
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	107	119	132	147	162
Other assets	10,435	10,910	11,324	10,910	10,838
Total assets	$211,785	$208,855	$215,137	$208,264	$209,124

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,344	$47,729	$50,578	$49,294	$53,787
Interest-bearing deposits	117,210	112,181	116,618	113,980	110,341
Total deposits	164,554	159,910	167,196	163,274	164,128
Short-term borrowings	2,605	4,764	4,795	5,316	6,731
Accrued interest and other liabilities	4,167	4,438	4,527	4,516	4,946
Long-term borrowings	11,583	11,319	11,450	8,201	7,123
Total liabilities	182,909	180,431	187,968	181,307	182,928
Shareholders' equity:
Preferred	2,394	2,744	2,011	2,011	2,011
Common	26,482	25,680	25,158	24,946	24,185
Total shareholders' equity	28,876	28,424	27,169	26,957	26,196
Total liabilities and shareholders' equity	$211,785	$208,855	$215,137	$208,264	$209,124

Third Quarter 2024 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		June 30,		September 30,		September 30, 2024 from		September 30,				Change
(Dollars in millions)	2024		2024		2023		June 30,	September 30,	2024		2023		in
	Balance	Rate	Balance	Rate	Balance	Rate	2024	2023	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$25,491	5.43%	$29,294	5.50%	$26,657	5.40%	-13%	-4%	$28,467	5.48%	$24,871	5.07%	14%
Trading account	101	3.40	99	3.47	136	4.05	2	-26	102	3.43	136	3.02	-25
Investment securities	31,023	3.70	29,695	3.61	27,993	3.14	4	11	29,773	3.54	28,081	3.08	6
Loans and leases, net of unearned discount:
Commercial and industrial	59,779	7.01	58,152	7.04	54,567	6.86	3	10	58,256	7.01	53,877	6.60	8
Real estate - commercial	29,075	6.27	31,458	6.38	34,288	6.50	-8	-15	31,069	6.34	34,823	6.26	-11
Real estate - consumer	22,994	4.41	23,006	4.32	23,573	4.14	—	-2	23,045	4.33	23,707	4.06	-3
Consumer	22,903	6.72	21,972	6.61	20,189	6.16	4	13	22,009	6.63	20,320	5.90	8
Total loans and leases, net	134,751	6.38	134,588	6.38	132,617	6.19	—	2	134,379	6.36	132,727	5.98	1
Total earning assets	191,366	5.82	193,676	5.82	187,403	5.62	-1	2	192,721	5.79	185,815	5.41	4
Goodwill	8,465		8,465		8,465		—	—	8,465		8,476		—
Core deposit and other intangible assets	113		126		170		-10	-33	126		185		-32
Other assets	9,637		9,714		9,753		-1	-1	9,696		9,790		-1
Total assets	$209,581		$211,981		$205,791		-1%	2%	$211,008		$204,266		3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$98,295	2.65%	$95,955	2.59%	$89,274	2.20%	2%	10%	$96,379	2.62%	$88,184	1.73%	9%
Time deposits	17,052	4.19	19,802	4.41	19,528	4.09	-14	-13	19,138	4.34	15,751	3.74	22
Total interest-bearing deposits	115,347	2.88	115,757	2.90	108,802	2.54	—	6	115,517	2.90	103,935	2.03	11
Short-term borrowings	4,034	5.60	4,962	5.62	5,346	5.16	-19	-25	5,071	5.53	5,961	5.01	-15
Long-term borrowings	11,394	5.83	11,490	5.83	7,240	5.52	-1	57	10,887	5.82	7,092	5.42	54
Total interest-bearing liabilities	130,775	3.22	132,209	3.26	121,388	2.83	-1	8	131,475	3.24	116,988	2.39	12
Noninterest-bearing deposits	46,158		47,734		53,886		-3	-14	47,498		57,277		-17
Other liabilities	3,923		4,293		4,497		-9	-13	4,202		4,305		-2
Total liabilities	180,856		184,236		179,771		-2	1	183,175		178,570		3
Shareholders' equity	28,725		27,745		26,020		4	10	27,833		25,696		8
Total liabilities and shareholders' equity	$209,581		$211,981		$205,791		-1%	2%	$211,008		$204,266		3%
Net interest spread		2.60		2.56		2.79				2.55		3.02
Contribution of interest-free funds		1.02		1.03		1.00				1.03		0.89
Net interest margin		3.62%		3.59%		3.79%				3.58%		3.91%

Third Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$721	$690	$1,907	$2,259
Amortization of core deposit and other intangible assets (1)	10	12	32	36
Net operating income	$731	$702	$1,939	$2,295
Earnings per common share
Diluted earnings per common share	$4.02	$3.98	$10.78	$13.05
Amortization of core deposit and other intangible assets (1)	.06	.07	.19	.21
Diluted net operating earnings per common share	$4.08	$4.05	$10.97	$13.26
Other expense
Other expense	$1,303	$1,278	$3,996	$3,929
Amortization of core deposit and other intangible assets	(12)	(15)	(40)	(47)
Noninterest operating expense	$1,291	$1,263	$3,956	$3,882
Efficiency ratio
Noninterest operating expense (numerator)	$1,291	$1,263	$3,956	$3,882
Taxable-equivalent net interest income	$1,739	$1,790	$5,162	$5,434
Other income	606	560	1,770	1,950
Less: Gain (loss) on bank investment securities	(2)	—	(8)	—
Denominator	$2,347	$2,350	$6,940	$7,384
Efficiency ratio	55.0%	53.7%	57.0%	52.6%
Balance sheet data
Average assets
Average assets	$209,581	$205,791	$211,008	$204,266
Goodwill	(8,465)	(8,465)	(8,465)	(8,476)
Core deposit and other intangible assets	(113)	(170)	(126)	(185)
Deferred taxes	28	43	30	46
Average tangible assets	$201,031	$197,199	$202,447	$195,651
Average common equity
Average total equity	$28,725	$26,020	$27,833	$25,696
Preferred stock	(2,565)	(2,011)	(2,328)	(2,011)
Average common equity	26,160	24,009	25,505	23,685
Goodwill	(8,465)	(8,465)	(8,465)	(8,476)
Core deposit and other intangible assets	(113)	(170)	(126)	(185)
Deferred taxes	28	43	30	46
Average tangible common equity	$17,610	$15,417	$16,944	$15,070
At end of quarter
Total assets
Total assets	$211,785	$209,124
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(107)	(162)
Deferred taxes	30	41
Total tangible assets	$203,243	$200,538
Total common equity
Total equity	$28,876	$26,197
Preferred stock	(2,394)	(2,011)
Common equity	26,482	24,186
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(107)	(162)
Deferred taxes	30	41
Total tangible common equity	$17,940	$15,600

(1) After any related tax effect.

Third Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$721	$655	$531	$482	$690
Amortization of core deposit and other intangible assets (1)	10	10	12	12	12
Net operating income	$731	$665	$543	$494	$702
Earnings per common share
Diluted earnings per common share	$4.02	$3.73	$3.02	$2.74	$3.98
Amortization of core deposit and other intangible assets (1)	.06	.06	.07	.07	.07
Diluted net operating earnings per common share	$4.08	$3.79	$3.09	$2.81	$4.05
Other expense
Other expense	$1,303	$1,297	$1,396	$1,450	$1,278
Amortization of core deposit and other intangible assets	(12)	(13)	(15)	(15)	(15)
Noninterest operating expense	$1,291	$1,284	$1,381	$1,435	$1,263
Efficiency ratio
Noninterest operating expense (numerator)	$1,291	$1,284	$1,381	$1,435	$1,263
Taxable-equivalent net interest income	$1,739	$1,731	$1,692	$1,735	$1,790
Other income	606	584	580	578	560
Less: Gain (loss) on bank investment securities	(2)	(8)	2	4	—
Denominator	$2,347	$2,323	$2,270	$2,309	$2,350
Efficiency ratio	55.0%	55.3%	60.8%	62.1%	53.7%
Balance sheet data
Average assets
Average assets	$209,581	$211,981	$211,478	$208,752	$205,791
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(113)	(126)	(140)	(154)	(170)
Deferred taxes	28	30	33	39	43
Average tangible assets	$201,031	$203,420	$202,906	$200,172	$197,199
Average common equity
Average total equity	$28,725	$27,745	$27,019	$26,500	$26,020
Preferred stock	(2,565)	(2,405)	(2,011)	(2,011)	(2,011)
Average common equity	26,160	25,340	25,008	24,489	24,009
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(113)	(126)	(140)	(154)	(170)
Deferred taxes	28	30	33	39	43
Average tangible common equity	$17,610	$16,779	$16,436	$15,909	$15,417
At end of quarter
Total assets
Total assets	$211,785	$208,855	$215,137	$208,264	$209,124
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(107)	(119)	(132)	(147)	(162)
Deferred taxes	30	31	34	37	41
Total tangible assets	$203,243	$200,302	$206,574	$199,689	$200,538
Total common equity
Total equity	$28,876	$28,424	$27,169	$26,957	$26,197
Preferred stock	(2,394)	(2,744)	(2,011)	(2,011)	(2,011)
Common equity	26,482	25,680	25,158	24,946	24,186
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(107)	(119)	(132)	(147)	(162)
Deferred taxes	30	31	34	37	41
Total tangible common equity	$17,940	$17,127	$16,595	$16,371	$15,600

(1) After any related tax effect.